UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

eDiets.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 SW 12th Avenue

Suite 210

Pompano Beach, FL 33069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2013, Jennifer Hartnett notified eDiets.com, Inc. (the “Company”) of her decision to resign as chief executive officer and as an employee of the Company effective immediately. The Company’s Board of Directors has accepted the resignation of Ms. Hartnett.

(c) (1) Effective February 6, 2013, the Board of Directors has appointed Kevin A Richardson, II to perform the functions of Principal Executive Officer until completion of the Company’s previously announced acquisition by As Seen On TV, Inc. Mr. Richardson currently performs the functions of Principal Financial Officer and Principal Accounting Officer. Mr. Richardson, 44, has also served as Chairman of the Company’s Board of Directors since 2006. He is the managing member of Prides Capital LLC, the general partner of Prides Capital Fund I, L.P., the Company’s largest stockholder. He was formerly a partner at Blum Capital Partners, an investment firm, an analyst with Tudor Investment Corporation, an investment management firm, and an assistant portfolio manager of the Fidelity Contra Fund, a registered investment company.

Mr. Richardson will not receive additional compensation in connection with his assumption of these additional responsibilities. There are no family relationships between Mr. Richardson and any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: February 11, 2013